Exhibit (a)(1)(B)

AMENDED LETTER OF TRANSMITTAL
TO ACCOMPANY SHARES OF COMMON STOCK OF

Tucows Inc.

TENDERED PURSUANT TO
THE OFFER TO PURCHASE DATED DECEMBER 8, 2014,
AS AMENDED AND SUPPLEMENTED BY THE AMENDED OFFER TO PURCHASE,
DATED DECEMBER 23, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM,
NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2015,
UNLESS THE OFFER IS EXTENDED.

The depositary for the offer is Computershare Trust Company N.A.:

By Mail:	By Overnight Courier:
Computershare Trust Company N.A. Attn: Corporate Actions	Computershare Trust Company N.A. Attn: Corporate Actions
P.O. Box 43011 Providence, RI 02940-3011	250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS AMENDED LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW.

THE INSTRUCTIONS ACCOMPANYING THIS AMENDED LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS AMENDED LETTER OF TRANSMITTAL IS COMPLETED.

SHARES BEING TENDERED UNDER THIS FORM

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED	$
TOTAL NUMBER OF SHARES YOU ARE TENDERING AT THE INDICATED PRICE

DESCRIPTION OF SHARES TENDERED
(See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if Blank, Exactly as Name(s) Appear(s) on Certificate(s))	Common Share certificate(s) and Common Share(s) Tendered (Attach Additional Signed List, if Necessary)
	Certificate Number(s)(1)	Total Number of Shares Evidenced by Certificate(s) or Direct Registration(1)	Number of Shares Tendered(2)

Total Certificated Shares Tendered:
Total Shares Tendered by Book-Entry:
Total Shares Tendered:

Please complete the section “Designation” if you wish to designate the order (by certificate number) in which you wish to tender your shares in the event of proration. In the event you do not designate the order and less than all shares are purchased due to proration, the order of shares purchased will be selected by the depositary.(1)(3)

(1)	Need not be completed if tender is made by book-entry transfer.
(2)	If you desire to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by such certificate or Direct Registration Share position will be deemed to have been tendered. See Instruction 4.
(3)	Completion of the “Designation” section is optional. See Instruction 8.

SCAN TO CA Voluntary TCX

Designation

If you wish to designate the order (by certificate number) in which you wish to tender your shares in the event of proration, fill out the following box and keep a copy for your records (attach an additional signed list if necessary). You are not required to complete this box

Order	Certificate Number
1st
2nd
3rd
4th
5th

When this letter of transmittal should be used:

You should complete this letter of transmittal only if:

•	You are including with this letter of transmittal certificates representing shares that you are tendering (or the certificates will be delivered pursuant to a notice of guaranteed delivery you have previously sent to the depositary); or
•	You are concurrently tendering shares by book-entry transfer to the account maintained by the depositary at The Depository Trust Company (the “book-entry transfer facility”) pursuant to Section 3 of the offer to purchase and you are not using an agent's message (as defined in Instruction 2) or your shares are held at the transfer agent as Direct Registration Shares.

If you want to tender your shares into our offer but (1) your certificates are not immediately available, (2) you cannot deliver all documents required by this letter of transmittal to the depositary before our offer expires, or (3) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. See Instruction 2.

Additional Information Regarding Tendered Shares

☐	Check here if any certificate evidencing the shares you are tendering with this letter of transmittal has been lost, stolen, destroyed or mutilated. If so, you must complete an affidavit of loss and return it with your letter of transmittal. A bond may be required to be posted by you to secure against the risk that the certificates may be recirculated. Please call Computershare Trust Company N.A., as the transfer agent for the shares, at (800) 522-6645 to obtain an affidavit of loss, for further instructions and for a determination as to whether you will need to post a bond. See Instruction 13.
☐	Check here if shares are being delivered pursuant to a notice of guaranteed delivery previously sent to the depositary and complete the following. Please enclose a photocopy of such notice of guaranteed delivery.

Name(s) of Registered Holder(s): _________________________________________________________

Window Ticket Number (if any): _________________________________________________________

Date of Execution of Notice of Guaranteed Delivery: ________________________________________

Name of Institution which Guaranteed Delivery: ____________________________________________

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility and complete the following (only financial institutions that are participants in the system of the book-entry transfer facility may deliver shares by book-entry transfer):

Name of Tendering Institution: ___________________________________________________________

Account Number: ______________________________________________________________________

Transaction Code Number: ______________________________________________________________

Delivery of documents to the book-entry transfer facility in accordance with the book-entry transfer facility's procedures does not constitute delivery to the Depositary.

Shareholders whose share certificates are not immediately available or who cannot deliver their share certificates and all other required documents to the depositary on or prior to the expiration date of the offer or who are unable to complete the procedure for book-entry transfer prior to the expiration date of the offer may nevertheless tender their shares pursuant to the guaranteed delivery procedures set forth under Section 3 — “Procedure for Tendering Shares” of the offer to purchase. See Instruction 2 below.

NOTE:  SIGNATURE(S) MUST BE PROVIDED BELOW. PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY.

PRICE AT WHICH YOU ARE TENDERING
(See Instruction 5)

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

Shares Tendered at a Price Determined By You:

By checking one of the following boxes below box instead of the box under “Shares Tendered at a Price Determined Pursuant to Our Offer,” you are tendering shares at the price checked. This election would result in none of your shares being purchased if the purchase price selected by Tucows for the shares is less than the price you specify below. If you want to tender portions of your shares at more than one price, you must complete a separate letter of transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and properly withdrawn. (See Sections 3 and 4 of the Offer to Purchase and Instruction 5 of this Letter of Transmittal.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER
TENDER OF SHARES FOR AN AUCTION PRICE TENDER

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $16.50	☐ $16.75	☐ $17.00	☐ $17.25
☐ $17.50	☐ $17.75	☐ $18.25	☐ $18.50

OR

Shares Tendered at a Price Determined Pursuant to Our offer:

☐	By checking this one box instead of checking one of the price boxes under “Shares Tendered at a Price Determined By You,” you are tendering shares and are willing to accept the purchase price selected by Tucows in accordance with the terms of its offer. This action will maximize the chance of having Tucows purchase your shares (subject to the possibility of proration). Note that this could result in your receiving a price per share as low as $16.50.

ODD-LOTS
(See Instruction 15)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of 99 or fewer shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of 99 or fewer shares, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate 99 or fewer shares and is tendering all of the shares beneficially owned by each such person.

In addition, the undersigned is tendering shares either (check one box):

☐	at the price per share indicated above under the caption “Shares Tendered at a Price Determined by You” in the box entitled “Price (In Dollars) Per Share At Which Shares Are Being Tendered”; or
☐	at the purchase price as shall be determined by Tucows in accordance with the terms of the Offer (persons checking this box need not indicate the price per share).

CONDITIONAL TENDER
(See Instruction 14)

You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the offer to purchase. Unless the minimum number of shares you indicate below is purchased by Tucows in the offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: ___________ shares.

If, because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

☐	The tendered shares represent all shares held by me.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7 and 9)

To be completed ONLY if you want certificate(s) for shares not tendered not purchased and/or the check for the purchase price of the shares purchased to be issued in the name of and sent to someone other than you or if you want shares that you delivered by book-entry transfer to be credited to an account other than the one designated earlier.

Mail ☐ check and/or ☐ certificates to:

Name(s) (Please Print)

(Address)

(City, State and Zip Code)

(Taxpayer Identification or Social Security No.)
(also complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 6, 7 and 9)

To be completed ONLY if you want certificate(s) for shares not tendered or not purchased and/or the check for the purchase price of the shares purchased, where such shares and check are to be issued in your name, to be sent to someone other than you, or to you at an address other than the one shown above.

Mail ☐ check and/or ☐ certificates to:

Name(s) (Please Print)

(Address)

(City, State and Zip Code)

We have no obligation, pursuant to the 'Special Payment Instructions,' to transfer any certificates for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if we do not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

Note: Signatures Must be Provided in the Box Below Labeled
“Important — Shareholders Sign Here”

If You Want to Tender Your Shares,
Please Read the Accompanying Instructions Carefully.

Ladies and Gentlemen:

The undersigned hereby tenders to Tucows Inc. a Pennsylvania corporation, the above-described shares of Tucows common stock, no par value per share, at a price per share indicated in this letter of transmittal, net to the seller in cash, without interest, and less any required withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 8, 2014, receipt of which is hereby acknowledged, and in this letter of transmittal (which, together with the offer to purchase and any amendments or supplements to the offer to purchase or to this letter of transmittal, collectively constitute the offer).

Subject to, and effective upon, acceptance for payment of the shares tendered with this letter of transmittal, in accordance with the terms of the offer, including, if the offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned hereby sells, assigns and transfers to, or upon the order of, Tucows, all right, title and interest in and to all the shares that are being tendered by this letter of transmittal and orders the registration of all shares if tendered by book-entry transfer that are purchased under the offer to or upon the order of Tucows and irrevocably appoints Computershare Trust Company N.A., as depositary, the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such shares and all distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1)	deliver certificate(s) representing shares and all distributions, or transfer ownership of such shares and all distributions on the account books maintained by the book-entry transfer facility, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Tucows, upon receipt by the depositary, as the undersigned’s agent, of the purchase price with respect to the shares;
(2)	present such shares and all distributions for cancellation and transfer on the books of Tucows; and
(3)	receive all benefits and otherwise exercise all rights of beneficial ownership of such shares and all distributions, all in accordance with the terms and subject to the conditions of the offer.

The undersigned hereby irrevocably appoints the designees of Tucows, and each of them, as agents, attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote in such manner as such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to all the shares tendered by this letter of transmittal which have been accepted for payment by Tucows prior to the time of such vote or other action and all shares and other securities issued in distributions in respect of such shares, which the undersigned is entitled to vote at any meeting of shareholders of Tucows (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. This proxy and power of attorney are coupled with an interest in the shares tendered by this letter of transmittal, are irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such shares by Tucows in accordance with the terms of the offer. Such acceptance for payment shall revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to such shares (and all shares and other securities issued in distributions in respect of such shares), and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the undersigned with respect to such shares (and all shares and other securities issued in distributions in respect of such shares). The undersigned understands that, in order for shares to be deemed validly tendered, immediately upon Tucows’ acceptance of such shares for payment, Tucows must be able to exercise full voting and other rights with respect to such shares, including, without limitation, voting at any meeting of Tucows’ shareholders then scheduled.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered by this letter of transmittal and all distributions, and that when such shares are accepted for payment by Tucows, Tucows will acquire good, marketable and unencumbered title to such shares and to all distributions, free and clear of all liens, restrictions, charges and encumbrances, and that none of such shares and distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the depositary or Tucows to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered by this letter of transmittal and all distributions. In addition, the undersigned shall remit and transfer promptly to the depositary for the account of Tucows all distributions in respect of the shares tendered by this letter of transmittal, accompanied by appropriate documentation of transfer, and pending such remittance and transfer or appropriate assurance thereof, Tucows shall be entitled to all rights and privileges as owner of each such distribution and Tucows may withhold the entire purchase price of the shares tendered by this letter of transmittal, or deduct from such purchase price, the amount or value of such distribution as determined by Tucows in its sole discretion.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in the offer to purchase under Section 3 — “Procedures for Tendering Shares” and in the instructions to this letter of transmittal will constitute the undersigned's acceptance of the terms and conditions of the offer. Tucows’ acceptance of such shares for payment will constitute a binding agreement between the undersigned and Tucows upon the terms and subject to the conditions of the offer. Without limiting the foregoing, if the price to be paid in the offer is amended in accordance with the offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this letter of transmittal. The undersigned acknowledges that under no circumstances will Tucows pay interest on the purchase price, including, without limitation, by reason of any delay in making payment. The undersigned recognizes that under certain circumstances set forth in the offer to purchase, Tucows may not be required to accept for payment any of the shares tendered by this letter of transmittal.

The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or Tucows to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered and the undersigned has read, understands and agrees to all of the terms of the offer.

Unless otherwise indicated in this letter of transmittal in the box entitled “Special Payment Instructions,” please issue the check for the purchase price of all shares purchased, and return all share certificates not purchased or not tendered in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered.” Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” please mail the check for the purchase price of all shares purchased and all share certificates not tendered or not purchased (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all shares purchased and return all share certificates not purchased or not tendered in the name(s) of, and mail such check and share certificates to, the person(s) so indicated at the address(es) so indicated. Unless otherwise noted above, please credit any shares tendered by this letter of transmittal and delivered by book-entry transfer, but which are not purchased, by crediting the account at the book-entry transfer facility. The undersigned recognizes that Tucows has no obligation, pursuant to the Special Payment Instructions, to transfer any shares from the name of the registered holder(s) of such shares if Tucows does not purchase any of the shares tendered by this letter of transmittal, or to order the registration or transfer of any shares tendered by book-entry transfer, if Tucows does not purchase any of the shares tendered by such book-entry transfer.

The undersigned understands that Tucows will determine a single per share price, not in excess of $18.50 nor less than $16.50, that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. Tucows will select the lowest price per share of not less than $16.50 and not more than $18.50 per share that will enable the Company to purchase the maximum number of shares validly tendered in the offer and not withdrawn having an aggregate purchase price not exceeding $8.0 million. If a lesser number of shares are properly tendered and not properly withdrawn, we will select the price that will enable us to buy all shares that are properly tendered. All shares acquired in the offer will be acquired at the same purchase price. All shares properly tendered at prices equal to or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the offer, proration and conditional tender provisions described in the offer to purchase. Shares tendered at prices in excess of the purchase price that is selected by Tucows and shares not purchased because of proration or conditional tenders will be returned without expense to the shareholder.

No authority conferred or agreed to be conferred in this letter of transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned under this letter of transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer to purchase, this tender is irrevocable. See Section 4 — “Withdrawal Rights” of the offer to purchase.

IMPORTANT
SHAREHOLDERS SIGN HERE
(And Please Complete Substitute Form W-9 Included Herein)

Sign Here:
                                                                                    Signature(s) of Holder(s)

Sign Here:
                                                                                    Signature(s) of Holder(s)

Dated: _________________, 20____

Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted with this letter of transmittal. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions 1 and 6.

Name(s): __________________________________________________________________________________
                                                                                    (Please Print)

Capacity (full title):

Address: __________________________________________________________________________________
                                                                                    (Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

(See Substitute Form W-9)
GUARANTEE OF SIGNATURE(S)

Authorized Signature

Name (Please Print)

Name of Firm

Address

Zip Code

(Area Code) Telephone No.

Dated: _________________, 20____

INSTRUCTIONS
Forming Part of the Terms and Conditions of the offer

To complete the letter of transmittal, you must do the following:

•	Fill in the box entitled “Description of Shares Being Tendered.”
•	Indicate the price at which you are tendering your shares.
•	Sign and date the letter of transmittal in the box entitled “Sign Here.”
•	Fill in and sign in the box entitled “Substitute Form W-9.”

In completing the letter of transmittal, you may (but are not required to) also do the following:

•	If you want the payment for any shares purchased issued in the name of another person, complete the box entitled “Special Payment Instructions.”
•	If you want any certificate for shares not tendered or shares not purchased issued in the name of another person, complete the box entitled “Special Payment Instructions.”
•	If you want any payment for shares or certificate for shares not tendered or purchased delivered to an address other than that appearing under your signature, complete the box entitled “Special Delivery Instructions.”

If you complete the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” you must have your signature guaranteed by an eligible guarantor institution (as defined in Instruction 1 below) unless the letter of transmittal is signed by an eligible guarantor institution.

1. Guarantee of Signatures.  Depending on how the certificates for your shares are registered and to whom you want payments or deliveries made, you may need to have the signatures on this letter of transmittal guaranteed by an eligible guarantor institution. No signature guarantee is required if:

(1) this letter of transmittal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in a book-entry transfer facility whose name appears on a security position listing as the owner of shares) of the shares tendered by this letter of transmittal and such holder(s) has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in this letter of transmittal; or

(2) such shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended.

If a share certificate is registered in the name of a person other than the person signing this letter of transmittal, or if payment is to be made, or a share certificate not accepted for payment and not tendered is to be returned to a person other than the registered holder(s), then such share certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on such share certificate, with the signatures on such share certificate or stock powers guaranteed as described above. See Instruction 6.

2. Delivery of Letter of Transmittal and Share Certificates.  For your shares to be properly tendered, either (1) or (2) below must happen:

(1) The depositary must receive all of the following at its address above in this letter of transmittal before or on the date our offer expires:

•	one of (a) the certificates for the shares, (b) the tender of your direct registration shares, or (c) a confirmation of receipt of the shares into the depositary's account at the book-entry transfer described in this Instruction 2, and

•	one of (a) properly completed and executed letter of transmittal or a manually executed facsimile of it, including any required signature guarantees, or (b) an “agent's message” of the type described in this Instruction 2 in the case of a book-entry transfer, and
•	any other documents required by this letter of transmittal.

(2) You must comply with the guaranteed delivery procedure set forth below.

Book-Entry Delivery.  Any institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the shares by causing the book-entry transfer facility to transfer shares into the depositary's account in accordance with the book-entry transfer facility's procedures for transfer. Delivery of this letter of transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the depositary.

Agent’s Message.  The term “agent's message” means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of this letter of transmittal and that we may enforce the agreement against them.

Guaranteed Delivery.  If you wish to tender your shares but your share certificate(s) are not immediately available or cannot be delivered to the depositary before the offer expires, the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the depositary before the offer expires, your shares may still be tendered, if all of the following conditions are satisfied:

•	the tender is made by or through an eligible guarantor institution;
•	the depositary receives by mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed notice of guaranteed delivery in the form provided with this letter of transmittal, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery; and
•	all of the following are received by the depositary within three New York Stock Exchange trading days after the date of receipt by the depositary of the notice of guaranteed delivery:
º	one of (a) the certificates for the shares, (b) the tender of your direct registration shares, or (c) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer described in this Instruction 2;
º	one of (a) a properly completed and executed letter of transmittal or a manually executed facsimile of it, including any required signature guarantees, or (b) an “agent's message” of the type described in this Instruction 2 in the case of a book-entry transfer; and
º	any other documents required by this letter of transmittal.

The method of delivering all documents, including share certificates, this letter of transmittal and any other required documents, is at your election and risk. If delivery is by mail, we recommend you use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as expressly provided in the offer to purchase, we will not accept any alternative, conditional or contingent tenders, nor will we purchase any fractional shares. All tendering shareholders, by execution of this letter of transmittal or a manually signed facsimile of this letter of transmittal, waive any right to receive any notice of the acceptance of their tender.

3. Inadequate Space.  If the space provided in this letter of transmittal under “Description of Shares Tendered” is inadequate, the certificate numbers, the number of shares represented by such share certificates and the number of shares tendered should be listed on a separate schedule and attached to this letter of transmittal.

4. Partial Tenders (Not Applicable to Shareholders who Tender by Book-Entry Transfer).  If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” in this letter of transmittal, promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the depositary will be deemed to have been tendered.

If any tendered shares are not purchased or are properly withdrawn, or if less than all shares evidenced by a shareholder's certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the offer or the proper withdrawal of the shares, as applicable. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, the shares will be credited to the appropriate account maintained by the tendering shareholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the shareholder.

5. Indication of Price at Which Shares are Being Tendered.  If you want to tender your shares, you must properly complete the pricing section of this letter of transmittal, which is called “Price at Which You Are Tendering.” You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate letter of transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the offer to purchase.

6. Signatures on Letter of Transmittal, Stock Powers and Endorsements; Exact Signature.  If this letter of transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

Joint Holders.  If the shares tendered are registered in the names of two or more joint holders, each holder must sign this letter of transmittal.

Different Names on Certificates.  If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal (or manually signed facsimiles) as there are different registrations of certificates.

Endorsements.  When this letter of transmittal is signed by the registered holder(s) of the shares tendered, no endorsements of certificates representing the shares or separate stock powers are required unless payment is to be made or the certificates for shares not tendered or not purchased are to be issued to a person other than the registered holder(s). Signature(s) on the certificate(s) must be guaranteed by an eligible guarantor institution.

If this letter of transmittal is signed by a person other than the registered holder(s) of the certificates listed, or if payment is to be made or certificates for shares not tendered or not purchased are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificates, and the signatures on the certificates or stock powers must be guaranteed by an eligible guarantor institution. See Instruction 1.

Signatures of Fiduciaries.  If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us of his or her authority to so act.

7. Stock Transfer Taxes.  Except as otherwise provided in this Instruction 7, Tucows will pay all stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the offer (for the avoidance of doubt, transfer taxes do not include United States federal income or backup withholding taxes). If, however, payment of the purchase price of any shares purchased is to be made to, or share certificate(s)

representing shares not tendered or not purchased are to be issued in the name of, a person other than the registered holder(s), the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such shares purchased, unless evidence satisfactory to Tucows of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the share certificates representing the shares tendered by this letter of transmittal.

8. Order of Purchase in Event of Proration.  As described in Section 1 of the offer to purchase, shareholders can designate in the “Designation” box of this letter of transmittal the order in which they wish to have their shares purchased if, as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the offer. The order of purchase may have an effect on the Federal income tax treatment of the purchase price for the shares purchased. See Sections 1 and 14 of the offer to purchase. In the event you do not designate the order and less than all shares are purchased due to proration, the order of shares purchased will be selected by the depositary.

9. Special Payment and Delivery Instructions.  If a check for the purchase price of any shares tendered by this letter of transmittal is to be issued, or share certificate(s) representing shares not tendered or not purchased are to be issued, in the name of a person other than the person(s) signing this letter of transmittal or if such check or any such share certificate is to be sent to someone other than the person(s) signing this letter of transmittal or to the person(s) signing this letter of transmittal but at an address other than that shown in the box entitled “Description of Shares Tendered” in this letter of transmittal, the appropriate boxes in this letter of transmittal must be completed and your signature must be medallion guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program.

10. Irregularities.  All questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by us in our sole discretion. Our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders of any shares that we determine are not in proper form or the acceptance of or payment for which we determine may be unlawful. We also reserve the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder. Our interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by us. Unless waived, any defects and irregularities in connection with tenders must be cured within the time period, if any, we determine. None of we, the depositary, the information agent or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any notice.

11. Waiver of Conditions.  The conditions of the offer (except for the Minimum Condition as defined in Section 7 — “Conditions of Our Offer” of the offer to purchase) may be waived, in whole or in part, by Tucows, in its sole discretion, at any time and from time to time, in the case of any shares tendered. See Section 7 — “Conditions of Our Offer” of the offer to purchase.

12. Substitute Form W-9.  Each tendering shareholder that is a U.S. person is required to provide the depositary with the shareholder's correct taxpayer identification number, generally the shareholder's social security or federal employer identification number, on the Substitute Form W-9, which is provided under “Important Tax Information” below, or, alternatively, to establish another basis for exemption from backup withholding. A tendering shareholder that is a U.S. person must cross out item (2) in the Certification box of the Substitute Form W-9 if such shareholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the Substitute Form W-9 may subject the tendering shareholder to 28% federal income tax backup withholding on any reportable payments made to such shareholder. If the tendering shareholder has not been issued a taxpayer identification number and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the taxpayer identification number in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the certificate of Awaiting taxpayer identification number. If “Applied For” is written in Part I and the depositary is not provided with a taxpayer identification number by the time of payment, the depositary will withhold 28% from any payments of the purchase price to such shareholder. A tendering shareholder that is not a U.S. person may qualify as an exempt recipient by submitting to the depositary a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the depositary will provide upon request), signed under penalty of perjury, attesting to that shareholder's exempt status.

13. Lost, Destroyed or Stolen Certificates.  If any share certificate(s) have been lost, destroyed or stolen, the shareholder should promptly notify Computershare Trust Company, N.A. at (800) 522-6645. The shareholder will then be provided with instructions as to the procedures for replacing the share certificate(s). This letter of transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed and completed.

14. Conditional Tenders.  As described in Section 6 of the offer to purchase, you may tender shares subject to the condition that all or a specified minimum number of your shares tendered pursuant to this letter of transmittal or a notice of guaranteed delivery must be purchased if any shares tendered are purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this letter of transmittal or, if applicable, the notice of guaranteed delivery. In the box captioned “Conditional Tender” in this letter of transmittal or the notice of guaranteed delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Section 6 of the offer to purchase, proration may affect whether we accept conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by lot, if any, we will limit our purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

15. Odd-Lots. As described in Section 1 of the Offer to Purchase, if Tucows is to purchase fewer than all shares tendered before the expiration date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered and not properly withdrawn by any stockholder who owned, beneficially or of record, an aggregate of 99 or fewer shares, and who tenders all of the holder’s shares at or below the purchase price.

16. Questions and Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to Georgeson Inc. at its address or telephone numbers set forth on the back cover of the enclosed Offer to Purchase. Additional copies of the offer to purchase, this letter of transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from Georgeson Inc. or from brokers, dealers, commercial banks or trust companies.

IMPORTANT:  THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION OF THE OFFER, AND EITHER SHARE CERTIFICATES OR DIRECT REGISTRATION SHARES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION OF THE OFFER, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

IMPORTANT TAX INFORMATION

A shareholder that is a U.S. person whose tendered shares are accepted for payment is required to provide the depositary with such shareholder’s correct taxpayer identification number on the Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such shareholder is an individual, the taxpayer identification number is such shareholder's social security number. If the depositary is not provided with the correct taxpayer identification number or an adequate basis for exemption, payments made to such shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding and the shareholder may be subject to a penalty imposed by the Internal Revenue Service.

A non-U.S. person may qualify as an exempt recipient by submitting to the depositary a properly completed Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such shareholder's exempt status. shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the depositary is required to withhold 28% of any payments made to the shareholder or other payee. Backup withholding is not an additional federal income tax. If the required information is furnished to the Internal Revenue Service in a timely manner, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on any payments that are made to a shareholder that is a U.S. person with respect to shares purchased pursuant to the offer, the shareholder is required to provide the depositary with (i) the shareholder's correct taxpayer identification number by completing the form below, certifying (x) that the taxpayer identification number provided on the Substitute Form W-9 is correct, (y) that (A) the shareholder is exempt from backup withholding, (B) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding, and (z) that such shareholder is a U.S. person (including a U.S. resident alien), or (ii) if applicable, an adequate basis for exemption.

What Number to Give the Depositary

The shareholder is required to give the depositary the taxpayer identification number (e.g., social security number or employer identification number) of the record holder of the shares tendered by this letter of transmittal. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

The Substitute Form W-9 BELOW must be completed and signed. PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING.

Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, signed under penalties of perjury, attesting to that person’s exempt status. A holder would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. holder may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

HOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

* * *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Form W-9 (Rev. 8-2013) Page 2

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

Form W-9 (Rev. 8-2013)

Page 3

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for	THEN the payment is exempt for
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 5 [2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Form W-9 (Rev. 8-2013)

Page 4

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a.Theusual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	**Give name and EIN of:**
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Form W-9 (Rev. 8-2013) Page 5

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form W-9 (Rev. 8-2013) Page 6